UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2022

Monument Circle Acquisition Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39876	85-3252655
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One EMMIS Plaza, 40 Monument Circle Suite 700 Indianapolis, IN	46204
(Address of Principal Executive Offices)	(Zip Code)

(317) 266-0100

Registrant’s Telephone Number, Including Area Code:

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one warrant	MONCU	Nasdaq Capital Market
Shares of Class A common stock	MON	Nasdaq Capital Market
Warrants included as part of the units	MONCW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On December 21, 2022, Monument Circle Acquisition Corp. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) with the Securities and Exchange Commission (the “SEC”). This amendment to Form 8-K supplements the Original Form 8-K with information provided by the Continental Stock Transfer and Trust Company, including the final amount being redeemed from the trust account established in connection with the Company’s initial public offering (the ‘Trust Account”) and the per-share redemption price. Except as described above, all other information in the Original Form 8-K remains unchanged

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2022, upon the stockholders’ approval of the Trust Amendment Proposal (as defined below) at the special meeting in lieu of 2022 annual meeting of stockholders of the Company, the Company entered into an amendment (the “Trust Amendment”) to the Investment Management Trust Agreement, dated January 13, 2021 (the “Trust Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as trustee (“Continental”), to extend the date by which the Company would be required to consummate a business combination from January 19, 2023 to July 19, 2023, or such earlier date as determined by the Company’s Board of Directors (the “Board”) in its sole discretion.

A copy of the Trust Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 15, 2022, following the stockholders’ approval of the Charter Amendments (as defined below) at the Meeting, the Board resolved, in accordance with the Charter Amendments, that the Company wind up its operations and commence liquidation as soon as practicable before December 31, 2022. The Company has (i) notified the Nasdaq Stock Market LLC (“Nasdaq”) of the anticipated redemption (the “Redemption”) of 100% of the shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”), included as part of the units sold in the IPO, whether such shares were purchased in the IPO or in the secondary market following the IPO (including shares sold pursuant to the underwriters’ overallotment option, collectively, the “Public Shares”) in connection with the Company’s implementation of the Charter Amendments (as defined below) and the Trust Amendment and the Board’s election to commence liquidation and dissolution of the Company; and (ii) requested that Nasdaq (A) suspend trading of the Company’s shares of Class A Common Stock, warrants to purchase shares of Class A Common Stock (the “Warrants”) and units, each consisting of one Public Share and one-half of one Redeemable Warrant (the units, together with the Class A Common Stock and the Redeemable Warrants, the “Securities”) effective after the closing of trading on December 23, 2022, and (B) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration (“Form 25”) to delist and deregister the Securities under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Securities will be suspended from trading on Nasdaq on December 23, 2022.

The Company expects that Nasdaq will file Form 25 with the SEC on or about December 23, 2022. Following that, the Company intends to file a Form 15 Certification and Notice of Termination of Registration with the SEC, requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated with respect to the Securities.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Items 1.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 14, 2022, stockholders of the Company approved at the Meeting (i) an amendment (the “Extension Amendment”) to the Amended and Restated Certificate of Incorporation of the Company (the “Charter”) to extend the date by which the Company would be required to consummate a business combination from January 19, 2023 to July 19, 2023 and (ii) an amendment to the Charter to permit the Board, in its sole discretion, to elect to wind up the Company’s operations on an earlier date (the “Liquidation Amendment” and, together with the Extension Amendment, the “Charter Amendments”). The Company filed the Charter Amendments with the Secretary of State of the State of Delaware on December 15, 2022.

A copy of the Charter Amendments is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Meeting, the following proposals were considered and acted upon by the stockholders of the Company: (a) a proposal to approve the Extension Amendment (the “Extension Amendment Proposal”); (b) a proposal to amend the Charter to permit the Board, in its sole discretion, to elect to wind up the Company’s operations on an earlier date (the “Liquidation Amendment Proposal”); (c) a proposal to approve the Trust Amendment to extend the date by which the Company would be required to consummate a business combination from January 19, 2023 to July 19, 2023, or such earlier date as determined by the Board in its sole discretion (the “Trust Amendment Proposal”); (d) a proposal to ratify the selection by the audit committee of the Board of WithumSmith+Brown, PC to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2022 (the “Auditor Ratification Proposal”); and (e) a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the foregoing proposals (the “Adjournment Proposal”). The number of votes cast for or against, as well as the number of abstentions as to each proposal, are set forth below.

1.	Extension Amendment Proposal

Votes For	Votes Against	Abstentions
22,212,370	268,026	18,923

Accordingly, the Extension Amendment Proposal was approved.

2.	Liquidation Amendment Proposal

Votes For	Votes Against	Abstentions
22,239,080	240,816	19,424

Accordingly, the Liquidation Amendment Proposal was approved.

3.	Trust Amendment Proposal

Votes For	Votes Against	Abstentions
22,211,869	268,026	19,424

Accordingly, the Trust Amendment Proposal was approved.

4.	Auditor Ratification Proposal

Votes For	Votes Against	Abstentions
26,119,370	0	0

Accordingly, the Auditor Ratification Proposal was approved.

As there were sufficient votes at the time of the Special Meeting to approve each of the above proposals, the Adjournment Proposal, which had been previously voted on by proxy, was not presented to stockholders at the Special Meeting.

In connection with the Meeting, stockholders holding 23,585,009 Public Shares exercised their right to redeem their shares for a pro rata portion of the funds in the Trust Account. As a result, approximately $238.3 million (approximately $10.11 per share) will be removed from the Trust Account to pay such holders. Following redemptions, the Company will have 1,414,991 Public Shares outstanding.

Item 8.01 Other Events.

In connection with the Company’s implementation of the Charter Amendments and the Board’s decision to liquidate and dissolve the Company, the Public Shares will be redeemed at a per-share price, payable in cash, equal to the remaining aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account deposits (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares (which represents those Public Shares that were not redeemed in connection with the Meeting).

Approximately $14.2 million (approximately $10.03 per share) will be removed from the Trust Account to pay holders of outstanding Public Shares in connection with the Redemption. The Redemption will completely extinguish rights of the holders of Public Shares (including the right to receive further liquidating distributions, if any). There will be no redemption rights or liquidating distributions with respect to the Redeemable Warrants, which will expire worthless upon the liquidation of the Company.

As of the close of business on December 23, 2022, all Public Shares will be deemed cancelled and will represent only the right to receive the Redemption amount.

In connection with the foregoing matters described in this Current Report on Form 8-K, on December 20, 2022, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 21, 2022)
10.1	Amendment to the Investment Management Trust Agreement, dated as of December 15, 2022 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 21, 2022)
99.1	Press Release dated December 20, 2022 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 21, 2022)
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONUMENT CIRCLE ACQUISITION CORP.

Date: December 29, 2022	By:	/s/ J. Scott Enright
		Name:	J. Scott Enright
		Title:	Executive Vice President, General Counsel and Secretary